Exhibit 99.2
NxStage® To Recognize Several Key Milestones at American Society of
Nephrology’s Renal Week 2007
Number of active users of NxStage Home Hemodialysis System exceeds 2007 patients in 2007, having increased 290 percent in past 18 months
Seven of the Top Ten Hospitals for Kidney Disease are now NxStage Partners
NxStage closes acquisition of Medisystems and announces launch of innovative Streamline™
Airless Blood Tubing System
LAWRENCE, MA., October 31, 2007, NxStage Medical, Inc. (NASDAQ: NXTM), will recognize at the American Society of Nephrology’s Renal Week 2007 (October 31 through November 5, 2007 in San Francisco, CA), several key milestones supporting its mission to transform renal therapy with innovative yet simple solutions that benefit patients, caregivers and society.
NxStage, the leading manufacturer of dialysis machines indicated for home use and the first truly portable home hemodialysis machine, announced that this month it has reached a new patient adoption milestone of 2007 patients in the year 2007 using the NxStage® System OneTM . This more than doubles the number of patients attained during Q4 2006 and represents 290 percent growth over the past 18 months. NxStage reached 2007 patients in early October of this year, and 1957 as of September 30, 2007. More frequent home hemodialysis with the NxStage System One has been shown to offer patients both health and quality of life benefits. The System One is now available at over 300 dialysis centers in markets throughout the United States.
Additionally, NxStage announced that seven of the top ten hospitals, as reported by U.S. News and World Report’s ranking of hospitals for kidney disease, are now NxStage partners for their intensive care therapies. “Our system has proven its value compared to its competition repeatedly after thorough evaluations by our growing number of partners,” said Jeff Burbank, President and Chief Executive Officer of NxStage. “We are privileged to be the system of choice in major teaching institutions, as well as more than 100 hospitals. We have also launched two new initiatives to increase our clinical education commitment—webinars and electronic newsletters—designed to assist physicians and nurses in advancing CRRT practices.”
Further supporting NxStage’s mission to take a lead role in bringing beneficial innovation to renal patients and clinicians, NxStage announced the launch of the Streamline™ airless blood tubing system. Used for dialysis in the clinic or hospital, the innovative Streamline system is documented in a recent clinical study to increase delivered hemodialysis dose at lower cost while being simpler for users. Streamline is also more environmentally friendly than conventional blood tubing sets, with 40% less plastic and using significantly less water each treatment. Streamline was incorporated into NxStage’s product offering through the acquisition of Medisystems Corporation, completed on October 1, 2007.
These milestones and other information will be recognized and discussed at NxStage’s exhibit at the American Society of Nephrology’s 2007 Annual Meeting and Scientific Exposition, also known as Renal Week, which will be held from October 31 to November 5, 2007, in San Francisco, CA. Interested parties who are participating in the conference can visit NxStage and Medisystems at exhibit booth numbers 1621 and 1520, respectively.
Additionally, interest in, and clinical data regarding, more frequent and home hemodialysis, as well advanced renal care technologies and therapies, continues to grow. A number of presentations, posters, and abstracts related to these subjects will be provided at this year’s conference.
“Passing the point of 2007 patients in 2007 indicates the high level of support the end stage renal disease community is showing for the System One,” said Jeff Burbank, President and Chief Executive Officer of NxStage. “Our patient growth supports recent studies that have shown that when patients are educated about home modalities and given the choice of doing dialysis in the comfort of their own homes, many patients opt for that alternative. We look forward to results from studies presented at this upcoming Renal Week that will grow the body of knowledge and support broader adoption of this valuable therapy for patients.”
“In addition to the progress of our home segment, we are very excited about the value we bring in our other segments of Critical Care and Medisystems. Renal Week will provide us with the first opportunity to show the breadth and value of our products in all three segments of renal care.
The NxStage System One is the first truly portable hemodialysis system cleared for home use by the FDA. Unlike traditional dialysis equipment, the System One plugs into a standard electrical outlet, requires no special infrastructure to operate and is easy to use by trained patients accompanied by their trained partners. Rather than commuting to and from a dialysis clinic three times per week for scheduled treatment sessions lasting three to four hours, patients who use the NxStage System One have the personal freedom to conduct prescribed treatments at home on their own schedule and to bring the System with them when they travel. The System One works in concert with NxStage’s PureFlowTM SL dialysate preparation system, a compact, easy-to-use system that prepares high-purity dialysate from regular tap water, helping to make daily home hemodialysis even more practical and accessible to patients. The PureFlow SL eliminates the need for bagged dialysate in the home, while still allowing patients to use bagged fluids when they travel.
About NxStage Medical
NxStage Medical, Inc. is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.

About End-Stage Renal Disease
End-stage renal disease is the permanent failure of the kidneys to filter the body’s wastes. It is most commonly caused by diabetes, hypertension, or genetic disorders. In order to survive, ESRD patients must use some form of therapy to replace the function of the kidneys for the rest of their lives. Currently, over 472,000 patients in the United States suffer from ESRD, and the costs of treating ESRD patients are over $20 billion annually in the U.S. Due to increases in diabetes, hypertension, and the aging of the U.S. population, those figures are projected to double within the next 10-15 years. The most common form of kidney replacement therapy in the United States today is hemodialysis, which is used by over 350,000 patients. The great majority of these patients are treated with conventional, in-center hemodialysis, in which they must travel to a nearby dialysis center three times per week, where they are connected to dialysis machines for treatments lasting approximately three to four hours, to cleanse their blood.
About Hemodialysis
Today, most patients undergo hemodialysis therapy three times a week in outpatient dialysis centers. This differs significantly from the 24/7 workings of the naturally functioning kidney. Increasingly, clinicians and patients have recognized opportunities for therapy improvements with more frequent, or daily, dialysis. Hundreds of clinical papers have reported on the health and quality of life benefits of hemodialysis done more frequently. The reported benefits include reduced hypertension, reduced cardiac strain and left ventricular hypertrophy, reduced amyloid disease, and improved anemia status, appetite, and quality of life, including the ability to return to work. A summary of the literature discussing these benefits can be found on NxStage’s website, www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include expectations as to the growth of the more frequent and home hemodialysis market, expectations as to the increased adoption of the NxStage System One, anticipated benefits of NxStage products, including the System One and Streamline, anticipated growth in the ESRD market and patient numbers, expectations as to future NxStage operating results and market performance, and expectations relating to the content of information shared at ASN’s Renal Week, and anticipated benefits related thereto. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including factors that may affect future operating results, and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and the Definitive Proxy Statement filed on September 12, 2007.
In addition, statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.
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